Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dunson K. Cheng and Heng W. Chen, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Annual Report on Form 10-K for the year ended December 31, 2009 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dunson K. Cheng Dunson K. Cheng	President, Chairman of the Board, Director, and Chief Executive Officer	February 25, 2010

/s/ Peter Wu Peter Wu	Director	February 25, 2010

/s/ Anthony M. Tang Anthony M. Tang	Director	February 25, 2010

/s/ Kelly L. Chan Kelly L. Chan	Director	February 25, 2010

/s/ Michael M.Y. Chang Michael M.Y. Chang	Director	February 25, 2010

/s/ Thomas C.T. Chiu Thomas C.T. Chiu	Director	February 25, 2010

/s/ Nelson Chung Nelson Chung	Director	February 25, 2010

/s/ Patrick S.D. Lee Patrick S.D. Lee	Director	February 25, 2010

/s/ Ting Liu Ting Liu	Director	February 25, 2010

/s/ Joseph C.H. Poon Joseph C.H. Poon	Director	February 25, 2010

/s/ Thomas G. Tartaglia Thomas G. Tartaglia	Director	February 25, 2010